Differential Brands Reports Third Quarter 2017 Results

EBITDA Improves $1.4 million

LOS ANGELES, CALIFORNIA, November 14, 2017 – Differential Brands Group Inc. (the “Company”) (NASDAQ: DFBG), a portfolio of global premium consumer brands comprised of Hudson Jeans, Robert Graham and SWIMS, today announced financial results for the three and nine months ended September 30, 2017.

For the third quarter:

•	Net sales increased 3% compared to the same quarter last year to $42.4 million
•	Consumer Direct sales grew 5%, fueled by e-commerce growth of 12% and comparable store sales growth of 6%
•	Gross profit grew by $2.4 million, or 15%
•	Adjusted EBITDA was $3.2 million as compared to $1.8 million in the same quarter last year

Michael Buckley, Chief Executive Officer, commented, “During the third quarter, we continued to grow sales and expand gross margin, resulting in an Adjusted EBITDA improvement of $1.4 million. Our Consumer Direct segment growth rate continued to out-pace our Wholesale segment, with double digit e-commerce growth this year, which came on top of more than 50% growth in the comparable quarter last year. The increase was driven largely by higher conversion rates and more units sold per order across our brands’ websites. Robert Graham retail comparable store sales improved 3% for the quarter, excluding stores impacted by Hurricanes Harvey and Irma. Just prior to the hurricanes, total retail store sales compared to the same period in the prior year were trending in the high single digits. Consumer Direct sales at our SWIMS brand more than doubled versus the same quarter last year, benefiting from the launch of our U.S. website in June 2017 and the addition of a second outlet store in Norway.”

Mr. Buckley continued, “In the Wholesale segment, the sales increase was driven by the addition of the non-comparable SWIMS business, as well as high double digit growth in sales to specialty retailers in our Hudson business.  For SWIMS, we successfully acclimated our U.S. based wholesale sales team during the quarter, which will play a key role in the rapid growth of this brand in Spring 2018 and forward. The SWIMS brand has now expanded into approximately 380 better specialty stores and department stores in the U.S. and Canada, and we believe that the near term potential is over 600 doors. At Hudson, increased doors combined with better sell-through in both the Men’s and Women’s categories drove growth.  Overall, we continue to navigate the sales distribution shift in our industry from traditional brick and mortar channels, especially at department stores, to e-commerce driven sales on both our brands’ sites and our partners’ sites, and to new and innovative digital marketplaces around the globe.”

Segment net sales and adjusted EBITDA results were as follows:

	Three months ended September 30, *		Nine months ended September 30, *
	2017	2016	2017	2016
	(unaudited, in thousands)		(unaudited, in thousands)
Differential Brands Group
Net sales:
Wholesale	$32,393	$31,993	$88,910	$80,325
Consumer Direct	9,188	8,725	27,959	25,461
Corporate and other	808	442	2,075	1,462
Total Company net sales	$42,389	$41,160	$118,944	$107,248

Adjusted EBITDA
Operating income (loss):
Wholesale	$8,227	$5,291	$22,157	$16,257
Consumer Direct	(389)	(612)	(772)	(2,530)
Corporate and other	(6,610)	(7,059)	(20,667)	(20,994)
Adjustments**	1,932	4,135	6,965	13,214
Total Company Adjusted EBITDA	$3,160	$1,755	$7,683	$5,947

*For the nine months ended September 30, 2016, net sales and Adjusted EBITDA reflect the operations of Robert Graham for the nine months ended September 30, 2016, Hudson for the eight months ended since January 28, 2016, and SWIMS for the two months ended since July 18, 2016. For the nine months ended September 30, 2017, net sales and Adjusted EBITDA include all three brands: Robert Graham, Hudson and SWIMS. See further discussion at “Basis of Presentation of Information” below.

**See “Adjusted EBITDA” below.

Third Quarter Financial Review

Total Company net sales for the three months ended September 30, 2017, increased 3% to $42.4 million, reflecting a 1% increase in Wholesale segment sales and a 5% increase in Consumer Direct segment sales. The Wholesale increase was driven by over 40% growth at SWIMS, as well as by modest growth from the Hudson brand, primarily at full price Specialty doors.  The increase in the Consumer Direct segment was led by e-commerce sales growth of 12%.  In addition, comparable store sales in the Robert Graham business grew 3%, driven by full price stores. Comparable Consumer Direct growth was driven primarily by improvements in conversion rates and units per transaction across the brands.

As a result of Hurricanes Harvey and Irma, which severely impacted the Texas and Florida markets during August and September of this year, Robert Graham store sales were negatively impacted by approximately $300,000. The hurricanes also negatively impacted the Company’s Wholesale business due to cancellations of approximately $450,000 across brands, which the Company honored, and inbound inventory receipt delays of $400,000, which shipped into the subsequent quarter.

Gross profit was $18.1 million, compared to $15.7 million in the third quarter of fiscal 2016. The increase was primarily attributed to the operation of SWIMS, which was non-comparable for 18 days of the quarter in 2017 and added $2.5 million of margin improvement versus the same quarter last year.  In 2016, SWIMS did not contribute any gross profit due to the significant inventory step-up to fair value at acquisition date that was sold through during the quarter. Robert Graham posted the balance of the improvement for the third quarter, despite a smaller top line, as it operated with better initial markups and lower markdowns than the prior year’s quarter. Total Company gross margin was 42.6% compared to 38.1% in the third quarter of 2016. As a result of Hurricanes Harvey and Irma, gross profit in the Robert Graham business was negatively impacted by approximately $225,000 and wholesale gross profit was impacted by approximately $425,000.

Selling, general and administrative expenses for the three months ended September 30, 2017, were $15.3 million compared to $16.5 million in the same period of the prior year. The reduction relates to the timing of marketing expenses at Hudson, which shifted from the third quarter to the fourth quarter, as well as from lower professional fees related to corporate overhead and the reduction of one-time costs related to the SWIMS acquisition. Selling, general and administrative expense rate decreased to 36.2% from 40.0% in the third quarter of 2016.

Operating income was $1.2 million for the three months ended September 30, 2017. This compares to an operating loss of $2.4 million for the same period last year.

Adjusted EBITDA was $3.2 million as compared to $1.8 million in the same quarter last year. As a result of Hurricanes Harvey and Irma, Adjusted EBITDA was negatively impacted by approximately $500,000.

Nine Month Financial Review

Total Company net sales for the nine months ended September 30, 2017, increased 11% to $118.9 million compared to $107.2 million for same period in the prior year, reflecting an 11% increase in Wholesale segment sales and a 10% increase in Consumer Direct segment sales.

Gross profit was $52.9 million for the nine months ended September 30, 2017, compared to $44.5 million for the same period last year. Total Company gross margin was 44.5% compared to 41.5% for the nine months ended September 30, 2016.

Selling, general and administrative expenses for the nine months ended September 30, 2017 were $47.6 million compared to $47.0 million for the same period of the prior year. Selling, general and administrative expense rate decreased to 40.0% from 43.9% in the nine months ended September 30, 2016.

Operating income was $0.7 million for the nine months ended September 30, 2017. This compares to operating losses of $7.3 million for the same period last year.

Basis of Presentation of Information

As previously disclosed, on January 28, 2016, the Company completed the acquisition (the “RG Merger”) of all outstanding equity interests of RG Parent LLC and its subsidiaries, or the Robert Graham business (“RG”). Because RG was deemed the accounting acquirer for financial reporting purposes, the assets, liabilities and operations of the Company prior to January 28, 2016 that are reflected in the financial statements for the nine months ended September 30, 2016 reflect only RG’s financial condition and results of operations and do not include Hudson or SWIMS. More specifically, the Company’s consolidated financial statements, as presented in part in this press release, included: (i) from January 1, 2016 up to the day prior to the closing of the RG Merger on January 28, 2016, the results of operations and cash flows of RG; (ii) from and after the RG Merger’s closing date on January 28, 2016, the results of continuing operations, cash flows and, as applicable, the assets and liabilities of the combined Company, comprising the Company’s Hudson business and RG; (iii) from and after the RG Merger’s closing date on January 28, 2016, the results of the discontinued operations from the Company’s previously owned Joe’s brand retail stores that later closed by February 29, 2016; and (iv) from and after the acquisition of SWIMS on July 18, 2016, the results of continuing operations and cash flows and, as applicable, the assets and liabilities of SWIMS.

About Differential Brands Group

Differential Brands Group Inc. (NASDAQ: DFBG) is a platform that focuses on branded operating companies in the premium apparel, footwear and accessories sectors. Our focus is on organically growing our brands through a global, omni-channel distribution strategy while continuing to seek opportunities to acquire accretive, complementary, premium brands.

Our current brands are Hudson®, a designer and marketer of women’s and men’s premium, branded denim and apparel, Robert Graham®, a sophisticated, eclectic apparel and accessories brand seeking to inspire a global movement, and SWIMS®, a Scandinavian lifestyle brand best known for its range of fashion-forward, water-friendly footwear, apparel and accessories. For more information, please visit Differential's website at: www.differentialbrandsgroup.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk of intense competition in the denim and premium lifestyle apparel industries; the risk that the Company incurred substantial indebtedness in connection with the acquisition of RG, and, to a lesser extent, SWIMS, which the Company may need to refinance or on which the Company may default; the risks associated with the Company’s foreign sourcing of its products and the implementation of foreign production for Hudson’s products, including in light of potential changes in international trade relations brought on by the new U.S. presidential administration; the effects of the RG Merger and acquisition of SWIMS on the Company’s financial results, business performance and product offerings and risks associated with successfully integrating these businesses to achieve cost savings and synergies; risks associated with the Company’s third-party distribution system; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence or consumer spending patterns, including consumer demand for denim and premium lifestyle apparel, will have a negative impact on the Company’s financial performance or strategies and the Company’s ability to generate cash flows from its operations to service its indebtedness; the risk that the credit ratings of the combined company or its subsidiaries, including the Hudson, RG and SWIMS businesses, may be different from what the Company expects; risks related to the Company’s ability to respond to the business environment and fashion trends; risks related to continued acceptance of the Company’s brands in the marketplace; risks related to the Company’s reliance on a small number of large customers; risks related to the Company’s ability to implement successfully any growth or strategic plans; risks related to the Company’s ability to manage its inventory effectively; the risk of cyber-attacks and other system risks; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations or new acquisitions; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations or new acquisitions; risks related to the Company’s pledge of all its tangible and intangible assets as collateral under its financing agreements; risks related to the Company’s ability to generate positive cash flow from operations; risks related to a possible oversupply of denim in the marketplace; and other risk. The Company discusses certain of these and other risk factors more fully in its filings with the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent reports filed with the SEC, and this release should be read in conjunction with those reports through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Since the Company operates in a rapidly changing environment, new risk factors can arise and it is not possible for the Company’s management to predict all such risk factors, nor can the Company’s management assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company’s future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements. The Company does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Contacts:

Investor Relations:

Bob Ross, Chief Financial Officer

Differential Brands Group Inc.

323.558.5115

DIFFERENTIAL BRANDS GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Net sales	$42,389	$41,160	$118,944	$107,248
Cost of goods sold	24,334	25,491	66,067	62,731
Gross profit	18,055	15,669	52,877	44,517

Operating expenses
Selling, general and administrative	15,334	16,456	47,633	47,049
Depreciation and amortization	1,493	1,593	4,526	4,456
Retail store impairment	—	—	—	279
Total operating expenses	16,827	18,049	52,159	51,784
Operating income (loss) from continuing operations	1,228	(2,380)	718	(7,267)
Interest expense	2,262	2,090	6,536	5,426
Other (income) expense, net	(12)	121	(1)	121
Loss from continuing operations before income taxes	(1,022)	(4,591)	(5,817)	(12,814)
Income tax (benefit) provision	(839)	(1,770)	776	(1,193)
Loss from continuing operations	(183)	(2,821)	(6,593)	(11,621)
Loss from discontinued operations, net of tax	—	—	—	(1,286)
Net loss	$(183)	$(2,821)	$(6,593)	$(12,907)

Loss from continuing operations	$(0.01)	$(0.22)	$(0.50)	$(0.95)
Loss from discontinued operations	-	-	-	(0.11)
Loss per common share - basic and diluted	$(0.01)	$(0.22)	$(0.50)	$(1.06)

Weighted average shares outstanding
Basic	13,322	12,953	13,306	12,222
Diluted	13,322	12,953	13,306	12,222

As a Percent of Sales

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	57.4%	61.9%	55.5%	58.5%
Gross profit	42.6%	38.1%	44.5%	41.5%

Operating expenses
Selling, general and administrative	36.2%	40.0%	40.0%	43.9%
Depreciation and amortization	3.5%	3.9%	3.8%	4.2%
Retail store impairment	0.0%	0.0%	0.0%	0.3%
Total operating expenses	39.7%	43.9%	43.9%	48.3%

Operating income (loss) from continuing operations	2.9%	-5.8%	0.6%	-6.8%
Interest expense	5.3%	5.1%	5.5%	5.1%
Other (income) expense, net	0.0%	0.3%	0.0%	0.1%
Loss from continuing operations before income taxes	-2.4%	-11.2%	-4.9%	-11.9%
Income tax (benefit) provision	-2.0%	-4.3%	0.7%	-1.1%
Loss from continuing operations	-0.4%	-6.9%	-5.5%	-10.8%
Loss from discontinued operations, net of tax	0.0%	0.0%	0.0%	-1.2%
Net loss	-0.4%	-6.9%	-5.5%	-12.0%

Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	(unaudited, in thousands)		(unaudited, in thousands)
Reconciliation of GAAP net loss from continuing operations to Adjusted EBITDA:
GAAP net loss from continuing operations	$(183)	$(2,821)	$(6,593)	$(11,621)

Adjustments:
(Benefit) provision for income taxes	(839)	(1,770)	776	(1,193)
Interest expense	2,262	2,090	6,536	5,426
Non-cash stock compensation (a)	439	333	1,339	1,352
Depreciation and amortization	1,493	1,593	4,526	4,456
Acquisition-related costs (b)	—	915	—	3,888
Retail store impairment (c)	—	—	—	279
Restructuring (d)	—	18	933	1,559
Non-cash inventory expense (e)	—	1,276	—	1,659
Store closure costs (f)	—	—	67	21
Legal settlement costs (g)	—	—	100	—
Foreign currency loss	(12)	121	(1)	121
Total Adjustments	3,343	4,576	14,276	17,568

Adjusted EBITDA (1)	$3,160	$1,755	$7,683	$5,947

(1)

Adjusted EBITDA is defined as net loss from continuing operations, excluding: income taxes, interest income or expense, non-cash stock compensation, depreciation and amortization, acquisition-related costs, retail store impairment, restructuring costs, non-cash inventory expenses, store closure costs, legal settlement costs and gain or loss related to foreign currency transactions.  Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company’s financial condition and results of operations.  The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents stock compensation expense related to the grant of restricted stock units and stock options.
(b)

Represents acquisition-related costs related to legal, advisory and accounting services in connection with the RG Merger and SWIMS acquisition. These costs are not representative of the Company’s day-to-day business.

(c)	Represents impairment of retail store leasehold improvements related to one store.
(d)

Represents restructuring charges for severance, termination of consulting arrangements and recruiting costs related to a change in management and the RG Merger, and additional costs incurred related to launching the new Hudson e-commerce website and moving e-commerce distribution in house.

(e)	Represents a non-cash inventory expense of Hudson and SWIMS inventory acquired and stepped up to fair value that was sold during the three and nine months ended September 30, 2016.
(f)

Represents the write-off of assets related to one store in which the lease was cancelled during the first quarter of fiscal 2017 and the operating loss related to the lease termination of one store that closed in the second quarter of fiscal 2016.

(g)	Represents the amount recorded during the second quarter of 2017 for a legal matter related to the prior period that is now estimable.

DIFFERENTIAL BRANDS GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	September 30,	December 31,	September 30,
	2017	2016	2016
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,792	$6,476	$4,424
Accounts receivable, net	23,732	20,225	22,345
Inventories, net	38,004	23,977	29,849
Prepaid expenses and other current assets	5,170	4,249	2,607
Total current assets	69,698	54,927	59,225
Property and equipment, net	9,287	10,620	12,897
Goodwill	8,471	8,271	10,728
Intangible assets, net	90,414	91,886	91,758
Other assets	515	467	493
Total assets	$178,385	$166,171	$175,101

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$26,218	$19,930	$23,873
Short-term convertible notes	13,565	13,137	12,777
Current portion of long-term debt	2,188	1,250	1,063
Total current liabilities	41,971	34,317	37,713
Deferred rent	3,591	3,636	3,641
Line of credit	20,819	12,742	13,590
Convertible notes	13,549	12,660	12,452
Long-term debt, net of current portion	45,444	47,218	47,445
Deferred income taxes, net	12,880	11,074	10,378
Other liabilities	—	—	81
Total liabilities	138,254	121,647	125,300

Equity
Series A convertible preferred stock	5	5	5
Common stock	1,333	1,324	1,309
Additional paid-in capital	60,384	59,154	58,616
Accumulated other comprehensive income (loss)	740	(221)	704
Accumulated deficit	(22,331)	(15,738)	(10,833)
Total equity	40,131	44,524	49,801
Total liabilities and equity	$178,385	$166,171	$175,101

DIFFERENTIAL BRANDS GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Nine months ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Loss from continuing operations	$(6,593)	$(11,621)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	4,526	4,456
Retail store impairment	—	279
Amortization of deferred financing costs	326	261
Amortization of convertible notes discount	516	610
Paid-in-kind interest	1,206	284
Stock-based compensation	1,339	1,352
Provision for bad debts	181	131
Amortization of inventory step up	—	1,659
Deferred taxes	1,648	(1,159)
Changes in operating assets and liabilities:
Accounts receivable	(3,493)	(7,798)
Inventories	(13,823)	(1,195)
Prepaid expenses and other assets	(916)	276
Accounts payable and accrued expenses	7,943	(6,982)
Deferred rent	(38)	73
Net cash used in continuing operating activities	(7,178)	(19,374)
Net cash used in discontinued operating activities	—	(1,384)
Net cash used in operating activities	(7,178)	(20,758)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid in reverse acquisition with Robert Graham, net of cash acquired	—	(6,538)
Refund (payment) of security deposit	7	(37)
Purchases of property and equipment	(777)	(1,337)
Cash paid for the acquisition of SWIMS, net of cash acquired	—	(11,828)
Net cash used in investing activities	(770)	(19,740)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series A convertible preferred stock, net of offering costs	—	49,881
Proceeds from term debt	—	50,000
Repayment of long-term debt	(938)	(375)
Proceeds from line of credit, net	7,420	14,143
Proceeds from short-term convertible notes	—	13,000
Repayment of terminated line of credit and loan payable	—	(23,349)
Payment of deferred financing costs	(124)	(1,584)
Redemption of unit holders	—	(58,218)
(Repayment of) proceeds from customer cash advances	(1,707)	812
Payment of accrued distribution to members	—	(1,366)
Taxes paid in lieu of shares issued for stock-based compensation	(267)	—
Net cash provided by financing activities	4,384	42,944

Effect of exchange rate changes on cash and cash equivalents	(120)	12

NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,684)	2,458

CASH AND CASH EQUIVALENTS, at beginning of period	6,476	1,966
CASH AND CASH EQUIVALENTS, at end of period	$2,792	$4,424

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures that exclude the (i) effect of transaction expenses associated with the RG Merger and SWIMS acquisition (including acquisition-related costs, restructuring costs and the non-cash inventory expense of the Hudson inventory acquired and stepped up to fair value that was sold) during the three and nine months ended September 30, 2016 and (ii) other provisions and expenses during the three and nine months ended September 30, 2017 and 2016. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts which are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles generally accepted in the United States (GAAP). Management uses these non-GAAP financial measures to evaluate the performance of the business over time on a consistent basis, identify business trends relating to the financial condition and results of operations and make business decisions.  The Company believes that providing non-GAAP measures is useful to provide a consistent basis for investors to understand the Company’s financial performance in comparison to historical periods and to allow investors to evaluate the performance using the same methodology and information as that used by management.  However, investors need to be aware that non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. Investors should consider these non-GAAP financial measures in addition to, and not as substitutes for or superior to, the Company’s other measures of the Company’s financial performance that the Company prepares in accordance with GAAP.  Further, non-GAAP information may be different from the non-GAAP information provided by other companies.